AMERICAN REALTY CAPITAL PROPERTIES, INC.
NON-EXECUTIVE DIRECTOR STOCK PLAN

RESTRICTED STOCK AWARD AGREEMENT

THIS RESTRICTED STOCK AWARD AGREEMENT (the “Agreement”), dated as of [______], 2011 (the “Grant Date”), is made by and between American Realty Capital Properties, Inc., a Maryland corporation (the “Company”), and [NAME] (the “Grantee”).

WHEREAS, the Company has adopted the American Realty Capital Properties, Inc. Non-Executive Director Stock Plan (the “Plan”), pursuant to which the Company may grant to the Grantee Restricted Stock, the grant of which may be subject to vesting and forfeiture conditions;

WHEREAS, the Grantee is a member of the Board of Directors of the Company (the “Board”) who is not an executive officer of the Company; and

WHEREAS, the Company desires to grant to the Grantee the number of shares of Restricted Stock provided for herein.

NOW, THEREFORE, in consideration of the recitals and the mutual agreements herein contained, the parties hereto agree as follows:

Section 1. Grant of Restricted Stock Award

(a)           Grant of Restricted Stock.  The Company hereby grants to the Grantee Restricted Stock in the amount of [_______] shares of Common Stock (the “Granted Restricted Stock”) on the terms and conditions set forth in this Agreement and as otherwise provided in the Plan.  If the Grantee is a new director, to the extent required by law, the Grantee shall pay to the Company the par value ($0.01) for each share of Common Stock awarded to the Grantee simultaneously with the execution of this Agreement

(b)           Incorporation of Plan.  The provisions of the Plan are hereby incorporated herein by reference.  Except as otherwise expressly set forth herein, this Agreement shall be construed in accordance with the provisions of the Plan and any capitalized terms not otherwise defined in this Agreement shall have the definitions set forth in the Plan.  The Board shall have final authority to interpret and construe the Plan and this Agreement and to make any and all determinations thereunder, and its decision shall be binding and conclusive upon the Grantee and its representatives in respect of any questions arising under the Plan or this Agreement.

Section 2. Terms and Conditions of Award

The grant of the Granted Restricted Stock provided in Section 1(a) shall be subject to the following terms, conditions and restrictions:

(a)           Ownership of Shares.  Subject to the restrictions set forth in the Plan and this Agreement, the Grantee shall possess all incidents of ownership of the Granted Restricted Stock, including the right to receive dividends and distributions with respect to such Granted Restricted Stock, as set forth in Section 2(b) below, and the right to vote such Granted Restricted Stock.

(b)           Payment of Dividends/Distributions and Dividends/Distribution Equivalents.  The Grantee shall be entitled to receive cash dividends and distributions which become payable on the Granted Restricted Stock at the time such dividends or distributions are paid to other holders of Stock, including during the Restricted Period (as defined below).  Stock or other property (other than cash) distributed in connection with a dividend or distribution payable with respect to the Granted Restricted Stock shall be subject to restrictions and a risk of forfeiture to the same extent as such Granted Restricted Stock.

(c)           Restrictions.  The Granted Restricted Stock and any interest therein, may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of except by will or the laws of descent and distribution, prior to the lapse of restrictions set forth in this Agreement applicable thereto, as set forth in Section 2(e).  The Board may, in its discretion, cancel all or any portion of any outstanding restrictions prior to the expiration of the periods provided under Section 2(e)  The period from the date of grant of a share of Granted Restricted Stock to the date it becomes vested shall be referred to herein as the “Restricted Period.”  Any attempted sale, assignment, transfer, pledge, hypothecation or other disposition of the Granted Restricted Stocks in violation of the Plan or this Agreement shall be void and of no effect and the Company shall have the right to disregard the same on its books and records and to issue “stop transfer” instructions to its transfer agent.

(d)           Certificate; Restrictive Legend.  The Grantee agrees that any certificate issued for the Granted Restricted Stock prior to the lapse of any outstanding restrictions relating thereto shall be inscribed with the following legend:

This certificate and the shares of stock represented hereby are subject to the terms and conditions, including forfeiture provisions and restrictions against transfer (the “Restrictions”), contained in the American Realty Capital Properties, Inc. Non-Executive Director Stock Plan and an agreement entered into between the registered owner and American Realty Capital Properties, Inc.  Any attempt to dispose of these shares in contravention of the Restrictions, including by way of sale, assignment, transfer, pledge, hypothecation or otherwise, shall be null and void and without effect.

(e)           Lapse of Restrictions; Forfeiture.  Except as may otherwise be provided herein, the restrictions on transfer set forth in Section 2(c) shall lapse with respect to twenty percent (20%) of the shares of Granted Restricted Stock on each of the first through fifth anniversaries of the Grant Date, subject to the Grantee’s continuing to serve on the Board as of each such vesting date.  There shall be no proportionate or partial vesting in the periods prior to any vesting date.

Notwithstanding the foregoing, the Granted Restricted Stock (and any then accumulated but unpaid dividend equivalents and distribution equivalents thereon) shall become immediately vested, payable and free of transfer restrictions upon a Change in Control.

Upon each lapse of restrictions relating to Granted Restricted Stock, the Company shall issue to the Grantee a stock certificate representing a number of shares of Common Stock, free of the restrictive legend described in Section 2(d), equal to the number of shares of Granted Restricted Stock with respect to which such restrictions have lapsed.  If certificates representing such Granted Restricted Stock shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer prior to the issuance by the Company of such unlegended shares of Common Stock.  Notwithstanding the foregoing or anything else herein, to the extent permitted under applicable foreign, federal or state law, the Company may, issue the Granted Restricted Stocks in the form of uncertificated shares which shall be credited to a book entry account maintained by the Company (or its designee) on behalf of the Grantee.

Upon termination of the Grantee’s service as a member of the Board, any as yet unvested shares of Granted Restricted Stock and any accumulated but unpaid dividend equivalents and distribution equivalents thereon shall be immediately forfeited.  Such shares of Granted Restricted Stock and any accumulated but unpaid dividend or distribution equivalents forfeited pursuant to this Section 2(e) shall be transferred to, and reacquired by, the Company without payment of any consideration by the Company, and neither the Grantee nor any of the Grantee’s successors or assigns shall thereafter have any further rights or interests in such shares, certificates, dividends and distributions.  If certificates containing restrictive legends shall have theretofore been delivered to the Grantee, such certificates shall be returned to the Company, complete with any necessary signatures or instruments of transfer.

Section 3. Securities Representations

The shares of Common Stock are being issued to the Grantee and this Agreement is being made by the Company in reliance upon the following express representations and warranties of the Grantee.  The Grantee acknowledges, represents and warrants that:

(a)           the Grantee has been advised that the Grantee may be an “affiliate” within the meaning of Rule 144 under the Securities Act of 1933, as amended (the “Act”), currently or at the time the Grantee desires to sell the shares of Common Stock following the vesting of the Granted Restricted Stocks, and in this connection the Company is relying in part on the Grantee’s representations set forth in this section.

(b)           If the Grantee is deemed an affiliate within the meaning of Rule 144 of the Act, the shares of Common Stock must be held indefinitely unless an exemption from any applicable resale restrictions is available or the Company files an additional registration statement (or a “re-offer prospectus”) with regard to such shares of Common Stock.

(c)           If the Grantee is deemed an affiliate within the meaning of Rule 144 of the Act, the Grantee understands that the exemption from registration under Rule 144 will not be available unless (i) a public trading market then exists for the common shares of the Company, (ii) adequate information concerning the Company is then available to the public, and (iii) other terms and conditions of Rule 144 or any exemption therefrom are complied with; and that any sale of the shares of Common Stock may be made only in limited amounts in accordance with such terms and conditions.

Section 4. Miscellaneous

(a)           Taxes.  The Grantee shall be solely responsible for all applicable foreign, federal, state, provincial and local taxes with respect to the Granted Restricted Stocks; provided, however, that at any time the Company is required to withhold any such taxes, the Grantee shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold at any time.  In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from any amounts payable to the Grantee, including, but not limited to, the right to withhold shares of Common Stock otherwise deliverable to the Grantee hereunder.  If the Grantee properly elects (as permitted by Section 83(b) of the Code) within thirty (30) days after the Grant Date of the Granted Restricted Stocks to include in gross income for federal income tax purposes in the year of issuance the fair market value of all or a portion of such Granted Restricted Stocks, the Grantee shall pay to the Company or make arrangements satisfactory to the Company to pay to the Company upon such election, any federal, state or local taxes required to be withheld with respect to the applicable Granted Restricted Stocks.  If the Grantee shall fail to make such payment, the Company shall, to the extent permitted by law, have the right to deduct from any payment of any kind otherwise due to the Grantee any federal, state or local taxes of any kind required by law to be withheld with respect to the Granted Restricted Stocks, as well as the rights set forth in this Section 4(a).  The Grantee acknowledges that it is the Grantee sole responsibility, and not the Company’s, to file timely and properly the election under Section 83(b) of the Code and any corresponding provisions of state tax laws if the Grantee elects to utilize such election.

(b)           Notices.  Any and all notices, designations, consents, offers, acceptances and any other communications provided for herein shall be given in writing and shall be delivered either personally or by registered or certified mail, postage prepaid, which shall be addressed, in the case of the Company to the President of the Company at the principal office of the Company and, in the case of the Grantee, at the address most recently on file with the Company.

(c)           No Right to Continued Service.  Nothing in the Plan or in this Agreement shall confer upon the Grantee any right to continue in the service of the Company or shall interfere with or restrict in any way the right of the Company, which is hereby expressly reserved, to terminate the Grantee at any time for any reason whatsoever, with or without “cause”.

(d)           Bound by Plan.  By signing this Agreement, the Grantee acknowledges that the Grantee has received a copy of the Plan and has had an opportunity to review the Plan and has agreed to be bound with respect to all the terms and provisions of the Plan.

(e)           Successors.  The terms of this Agreement shall be binding upon and inure to the benefit of the Company, its successors and assigns, and of the Grantee and the Grantee’s successors and assigns.

(f)           Invalid Provision.  The invalidity or unenforceability of any particular provision thereof shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision had been omitted.

(g)           Modifications.  No change, modification or waiver of any provision of this Agreement shall be valid unless the same be in writing and signed by the parties hereto.

(h)           Entire Agreement.  This Agreement and the Plan contain the entire agreement and understanding of the parties hereto with respect to the subject matter contained herein and therein and supersede all prior communications, representations and negotiations in respect thereto.

(i)           Governing Law.  This Agreement and the rights of the Grantee hereunder shall be construed and determined in accordance with the laws of the State of Maryland.

(j)           Headings.  The headings of the Sections hereof are provided for convenience only and are not to serve as a basis for interpretation or construction, and shall not constitute a part, of this Agreement.

(k)           Counterparts.  This Agreement may be executed in counterparts (including by facsimile transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signature page follows.]

IN WITNESS WHEREOF, this Agreement has been executed and delivered by the parties hereto as of the [_______], 2011.

AMERICAN REALTY CAPITAL PROPERTIES, INC.

By:
Name:
Title:

GRANTEE

[NAME]